As Filed with the Securities and Exchange Commission on October 2, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Alphabet Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	61-1767919
(State of Incorporation)	(I.R.S. Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(650) 253-0000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Google Inc. 2004 Stock Plan

Alphabet Inc. 2012 Stock Plan

Click Holding Corp. 2005 Stock Incentive Plan

AdMob, Inc. 2006 Stock Plan

UK Sub-Plan of the AdMob, Inc. 2006 Stock Plan

Motorola Mobility Holdings, Inc. 2011 Incentive Compensation Plan

Alphabet Inc. Deferred Compensation Plan

(Full Titles of the Plans)

Larry Page

Chief Executive Officer

Alphabet Inc.

1600 Amphitheatre Parkway

Mountain View, CA 94043

(650) 253-0000

(Name, address and telephone number, including area code, of agent for service )

Copies to:

Pamela L. Marcogliese, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 (212) 225-2000	David C. Drummond, Esq. Kent Walker, Esq. Alphabet Inc. 1600 Amphitheatre Parkway Mountain View, CA 94043 (650) 253-0000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee (8)
Class A common stock, par value $0.001 per share, currently subject to options outstanding under the Google Inc. 2004 Stock Plan	2,587,298	$218.79 (2)	$566,074,930 (2)	$57,004 (2)
Class A common stock, par value $0.001 per share, currently subject to restricted stock units (“RSUs”) outstanding under the Google Inc. 2004 Stock Plan	3,324,545	$630.35 (3)	$2,095,626,941 (3)	$211,030 (3)
Class A common stock, par value $0.001 per share, currently subject to options outstanding under the Click Holding Corp. 2005 Stock Incentive Plan	300	$46.21 (2)	$13,863 (2)	$2 (2)
Class A common stock, par value $0.001 per share, currently subject to options outstanding under the AdMob, Inc. 2006 Stock Plan	4,747	$32.58 (2)	$154,658 (2)	$16 (2)
Class A common stock, par value $0.001 per share, currently subject to options outstanding under the UK Sub-Plan of the AdMob, Inc. 2006 Stock Plan	173	$39.07 (2)	$6,760 (2)	$1 (2)
Class A common stock, par value $0.001 per share, currently subject to options outstanding under the Motorola Mobility Holdings, Inc. 2011 Incentive Compensation Plan	72,684	$226.65 (2)	$16,473,829 (2)	$1,659 (2)
Class A common stock, par value $0.001 per share, currently subject to RSUs outstanding under the Motorola Mobility Holdings, Inc. 2011 Incentive Compensation Plan	998	$630.35 (3)	$629,090 (3)	$64 (3)
Class C capital stock, par value $0.001 per share, currently subject to options outstanding under the Google Inc. 2004 Stock Plan	2,499,490	$219.10 (4)	$547,638,259 (4)	$55,148 (4)
Class C capital stock, par value $0.001 per share, currently subject to RSUs outstanding under the Google Inc. 2004 Stock Plan	3,324,544	$602.00 (5)	$2,001,375,488 (5)	$201,539 (5)
Class C capital stock, par value $0.001 per share, currently subject to options outstanding under the Click Holding Corp. 2005 Stock Incentive Plan	300	$46.02 (4)	$13,806 (4)	$2 (4)
Class C capital stock, par value $0.001 per share, currently subject to options outstanding under the AdMob, Inc. 2006 Stock Plan	3,930	$36.63 (4)	$143,956 (4)	$15 (4)
Class C capital stock, par value $0.001 per share, currently subject to options outstanding under the UK Sub-Plan of the AdMob, Inc. 2006 Stock Plan	173	$38.92 (4)	$6,734 (4)	$1 (4)
Class C capital stock, par value $0.001 per share, currently subject to options outstanding under the Motorola Mobility Holdings, Inc. 2011 Incentive Compensation Plan	67,949	$225.62 (4)	$15,330,654 (4)	$1,544 (4)
Class C capital stock, par value $0.001 per share, currently subject to RSUs outstanding under the Motorola Mobility Holdings, Inc. 2011 Incentive Compensation Plan	998	$602.00 (5)	$600,796 (5)	$61 (5)
Class C capital stock, par value $0.001 per share, currently subject to RSUs outstanding under the Alphabet Inc. 2012 Stock Plan	21,168,946	$602.00 (5)	$12,743,705,492 (5)	$1,283,291 (5)
Class C capital stock, par value $0.001 per share, currently available for issuance under the Alphabet Inc. 2012 Stock Plan	23,490,226	$602.00 (5)	$14,141,116,052 (5)	$1,424,010 (5)
Deferred Compensation Obligations (6)	$64,000,000	100%	$64,000,000	$6,445 (7)
Total	—	—	$32,192,911,308	$3,241,832 (8)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the amount to be registered also includes an indeterminate number of additional shares of Class A common stock or Class C capital stock of Alphabet Inc. (the “registrant”) that become issuable under the plans covered by this Registration Statement on Form S-8 (the “registration statement”) by reason of any stock dividend, stock split, recapitalization or any similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding Class A common stock and Class C capital stock.
(2)	Estimated solely for the purpose of calculating the registration fee. This registration fee has been calculated pursuant to Rule 457(h)(1) of the Securities Act. The price per share of Class A common stock represents the weighted average of the exercise prices for the outstanding options under the plan as of October 1, 2015.
(3)	Estimated solely for the purpose of calculating the registration fee. This registration fee has been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act, based upon the average of the high and low prices of Class A common stock of Google Inc., the predecessor of the registrant (the “predecessor registrant”) on September 28, 2015, as reported by NASDAQ Global Select Market (“NASDAQ”), which was $630.35.
(4)	Estimated solely for the purpose of calculating the registration fee. This registration fee has been calculated pursuant to Rule 457(h)(1) of the Securities Act. The price per share of Class C capital stock represents the weighted average of the exercise prices for the outstanding options under the plan as of October 1, 2015.
(5)	Estimated solely for the purpose of calculating the registration fee. This registration fee has been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act, based upon the average of the high and low prices of the predecessor registrant’s Class C capital stock on September 28, 2015, as reported by NASDAQ, which was $602.00.
(6)	The deferred compensation obligations are unsecured obligations of the registrant to pay deferred compensation in the future in accordance with the terms of the Alphabet Inc. Deferred Compensation Plan.
(7)	Estimated solely for the purpose of calculating the registration fee. This registration fee has been calculated pursuant to Rule 457(h) of the Securities Act, based upon an estimate of the amount of compensation participants may defer under the Alphabet Inc. Deferred Compensation Plan.
(8)	Google Inc., the predecessor registrant, previously paid $60,557.91 in registration fees with respect to a Registration Statement on Form S-8 File No. 333-181661 filed on May 24, 2012, pertaining to the registration of 1,104,350 shares of Google Inc. Class A common stock, of which $3,817 remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act; Google Inc. previously paid $2,383,503.65 in registration fees with respect to a Registration Statement on Form S-8 File No. 333-192839 filed on December 13, 2013, pertaining to the registration of 20,061,469 shares of Google Inc. Class A common stock, of which $572,305.16 remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act; Google Inc. previously paid $3,006,333.95 in registration fees with respect to a Registration Statement on Form S-8 File No. 333-195095 filed on April 4, 2014, pertaining to the registration of 40,543,159 shares of Class C capital stock, of which $2,295,374 remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act; and Google Inc. previously paid $121,831.85 in registration fees with respect to a Registration Statement on Form S-8 File No. 333-195193 filed on April 10, 2014 pertaining to the registration of 4,368,637 shares of Class C capital stock, of which $71,797 remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. Alphabet Inc., the successor of Google Inc., has transmitted $298,539 otherwise due for this Registration Statement.

EXPLANATORY NOTE

On October 2, 2015, pursuant to the Agreement and Plan of Merger, dated October 2, 2015 (the “Merger Agreement”), among Google Inc., a Delaware corporation (“Google”), Maple Technologies Inc., a Delaware corporation (“Maple”) and the registrant, Maple merged with and into Google, with Google as the surviving corporation in the merger (such merger, the “Merger”) and each outstanding share of common and capital stock of Google (“Google Stock”) converted into one share of stock of the registrant (“Registrant Stock”) having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of Google stock being converted. As a result of the Merger, Google became a wholly owned subsidiary of the registrant.

In connection with the Merger, the registrant assumed (including sponsorship of) (i) the Google Inc. 2004 Stock Plan, the Google Inc. 2012 Stock Plan (as amended and restated as the Alphabet Inc. 2012 Stock Plan), the AdMob Inc. 2006 Stock Plan and UK Sub-Plan of the AdMob Inc. 2006 SubPlan, the Click Holding Corp. 2005 Stock Incentive Plan and the Motorola Mobility Holdings, Inc. 2011 Incentive Compensation Plan and any subplans, appendices or addendums thereunder, and all obligations of Google pursuant to each stock option to purchase a share of Google stock and each right to acquire or vest in a share of Google stock outstanding immediately prior to the Merger and each option and right was converted into an option on or right to acquire, as applicable, Class A common stock, nominal par value $0.001 per share (“Class A Common Stock”) or Class C capital stock, nominal par value $0.001 per share (the “Class C Capital Stock”), of the registrant and (ii) the Google Inc. Deferred Compensation Plan (as amended and restated as the Alphabet Inc. Deferred Compensation Plan, the “Deferred Compensation Plan”).

This registration statement relates to the registration of Class A Common Stock and Class C Capital Stock to be offered and sold under the assumed plans and awards, as well as the registration of unsecured obligations of the registrant to pay deferred compensation in the future in accordance with the terms of the Deferred Compensation Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The rules of the Commission allow us to incorporate by reference information into this registration statement. The information incorporated by reference is considered to be a part of this registration statement, and information that we file later with the Commission will automatically update and supersede this information. This registration statement incorporates by reference the documents listed below (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the Commission or (2) furnished under applicable Commission rules rather than filed and exhibits furnished in connection with such items):

(a)	The registrant’s Current Report on Form 8-K filed with the Commission on October 2, 2015;

(b)	Google’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Annual Report”), as filed with the Commission on February 9, 2015;

(c)	All other reports filed by Google or the registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report; and

(d)	The description of the registrant’s Class A Common Stock and Class C Capital Stock contained in Exhibit 99.1 to its Current Report on Form 8-K as filed with the Commission on October 2, 2015.

All reports and other documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such reports and other documents. However, we are not incorporating by reference any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the Commission or furnished under applicable Commission rules rather than filed and exhibits furnished in connection with such items.

Item 4.	Description of Securities

An aggregate principal amount of $64,000,000 of deferred compensation obligations are being registered hereby based on estimated contributions of eligible employees of the registrant and its subsidiaries under the Deferred Compensation Plan. Further amounts may be registered and issued as new or existing participants of the Deferred Compensation Plan elect to defer portions of their compensation in subsequent years.

Under the Deferred Compensation Plan the obligations of the registrant to pay such deferred amounts in the future to the Deferred Compensation Plan participants in accordance with the terms of the Deferred Compensation Plan (the “deferred compensation obligations”) will be unsecured and unsubordinated indebtedness of the registrant and will rank pari passu with other unsecured, unsubordinated indebtedness of the registrant from time to time outstanding.

Under the Deferred Compensation Plan, there is no limitation on the registrant’s right to issue senior debt or other securities.

The amount to be deferred by each participant in the Deferred Compensation Plan will be determined in accordance with the Deferred Compensation Plan based on elections by the participant. Amounts deferred by a participant will be credited to a bookkeeping account for the participant. If permitted, participants may make elections as to how their respective account balances shall be deemed invested among investment alternatives determined by the Deferred Compensation Plan administrator pursuant to the provisions of the Deferred Compensation Plan. Otherwise, such deemed investment will be determined by the administrator. Participant accounts will be credited with earnings, gains and losses as if the deferred amounts were actually invested in accordance with the designated investment alternative. There is no trading market for the deferred compensation obligations.

Each deferred compensation obligation will be payable on the first full calendar quarter coinciding with or beginning after the earliest of the date selected by the participant in accordance with the terms of the Plan (which may be no longer than five (5) years after the deferral year), the date of his or her death or six (6) months following his or her separation from service with the registrant. All payments of deferred compensation obligations will be made in a lump sum in cash.

As soon as is reasonably practicable following a change in control (as defined in the Deferred Compensation Plan), certain terminations of the Deferred Compensation Plan or a participant’s death, the registrant will pay to a participant all unpaid deferred compensation obligations in a lump sum in cash.

Other than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined in the Internal Revenue Code, the deferred compensation obligations are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Any attempt by any person to transfer or assign benefits under the Deferred Compensation Plan, other than a claim for benefits by a participant or his or her beneficiary(ies), will be null and void. The deferred compensation obligations are not convertible into any other security of the registrant. No trustee has been appointed to take action with respect to the deferred compensation obligations and each participant or beneficiary will be responsible for enforcing his or her own rights with respect to the deferred compensation obligations but will have rights no greater than those of unsecured general creditors of the registrant.

The registrant reserves the right to amend modify, suspend or terminate the Deferred Compensation Plan at any time, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce the value of any amounts allocated to a participant’s account at the time of the amendment, modification, suspension or termination. The Deferred Compensation Plan will remain in effect until it is terminated.

Item 5.	Interests of Named Experts and Counsel

Christine Flores, Esq., whose legal opinion with respect to the deferred compensation obligations registered hereunder is filed as Exhibit 5.2 hereto, is employed by the registrant’s wholly owned subsidiary and is eligible to participate in the Deferred Compensation Plan. Ms. Flores owns less than 1% of the deferred compensation obligations issued under the Deferred Compensation Plan.

Item 6.	Indemnification of Directors and Officers

As of the date of this filing, Section 145 of the Delaware General Corporation Law (“DGCL”), as amended, provides in regard to indemnification of officers and directors as follows:

145 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees). As of the date of this filing, Section 102(b)(7) of the DGCL provides in regard to the elimination of personal liability of directors as follows:

(b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

(7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with Section 141(a) of the DGCL, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

As permitted by Section 102(b)(7) of the DGCL, the registrant’s amended and restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors.

In addition, as permitted by Section 145 of the DGCL, the amended and restated bylaws of the registrant (the “bylaws”) provide that:

•	The registrant will indemnify its directors and officers for serving the registrant in those capacities or for serving other business enterprises at the registrant’s request, to the fullest extent permitted by Delaware law, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law.

•	The registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer will undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•	The registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the registrant’s board of directors or brought to enforce a right to indemnification.

•	The rights conferred in the bylaws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The registrant may not retroactively amend or repeal the bylaw or certificate of incorporation provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The registrant’s policy is to enter into separate indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the DGCL and that allow for certain additional procedural protections. The registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits

The Index of Exhibits filed herewith and appearing immediately after the signature page to this registration statement is incorporated by reference in this Item 8.

Item 9.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this October 2, 2015.

ALPHABET INC.

By:	/s/ Larry Page
Larry Page
Chief Executive Officer

Each person whose signature appears immediately below constitutes and appoints Larry Page and David C. Drummond, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on October 2, 2015.

Signature	Title

/s/ Larry Page	Chief Executive Officer and Director
Larry Page	(Principal Executive Officer)

/s/ Ruth Porat	Senior Vice President and Chief Financial Officer
Ruth Porat	(Principal Financial and Accounting Officer)

/s/ Eric E. Schmidt	Executive Chairman of the Board of Directors
Eric E. Schmidt

/s/ Sergey Brin	President and Director
Sergey Brin

/s/ L. John Doerr	Director
L. John Doerr

/s/ Diane B. Greene	Director
Diane B. Greene

/s/ John L. Hennessy	Director
John L. Hennessy

/s/ Ann Mather	Director
Ann Mather

/s/ Alan R. Mulally	Director
Alan R. Mulally

/s/ Paul S. Otellini	Director
Paul S. Otellini

/s/ K. Ram Shriram	Director
K. Ram Shriram

/s/ Shirley M. Tilghman	Director
Shirley M. Tilghman

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Alphabet Inc. (incorporated by reference to Exhibit 3.1 in Alphabet Inc.’s Current Report on Form 8-K filed with the Commission on October 2, 2015)

3.2	Amended and Restated By-laws of Alphabet Inc. (incorporated by reference to Exhibit 3.2 in Alphabet Inc.’s Current Report on Form 8-K filed with the Commission on October 2, 2015)

4.1	Google Inc. 2004 Stock Plan (incorporated by reference to Exhibit 10.01 in Google Inc.’s Current Report on Form 8-K filed with the Commission on June 7, 2011)

4.2	Alphabet Inc. 2012 Stock Plan (incorporated by reference to Exhibit 10.3 in Alphabet Inc.’s Current Report on Form 8-K filed with the Commission on October 2, 2015)

4.3	Click Holding Corp. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.23 filed with Google’s Registration Statement on Form S-8, as filed with the Commission on March 28, 2008)

4.4	AdMob, Inc. 2006 Stock Plan and UK Sub-Plan of the AdMob, Inc. 2006 Stock Plan (incorporated by reference to Exhibit 10.17 filed with Google’s Registration Statement on Form S-8, as filed with the Commission on June 9, 2010)

4.5	Motorola Mobility Holdings, Inc. 2011 Incentive Compensation Plan (incorporated by reference to Exhibit 4.01 filed with Google’s Registration Statement on Form S-8, as filed with the Commission on May 24, 2012)

4.6	Alphabet Inc. Deferred Compensation Plan (incorporated by reference to Exhibit 10.5 in Alphabet Inc.’s Current Report on Form 8-K filed with the Commission on October 2, 2015)

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP*

5.2	Opinion of Christine Flores, Esq. LLP*

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (filed as part of Exhibit 5.1)*

23.3	Consent of Christine Flores, Esq. (filed as part of Exhibit 5.2)*

24.1	Power of Attorney (included on signature page)*

*	Filed herewith